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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 6, 2000
                                                -----------------------------

                           REGISTRY MAGIC INCORPORATED
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             (Exact name of registrant as specified in its charter)


          Florida                        0-24283                65 062 3427
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(State or other jurisdiction         (Commission File          (IRS Employer
 or incorporation)                       Number)            Identification No.)


        6251 B PARK OF COMMERCE BOULEVARD N.W., BOCA RATON, FLORIDA 33487
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   (561) 994-3223
                                                   ---------------------------

          3998 FAU BOULEVARD, SUITE 200-105, BOCA RATON, FLORIDA 33431
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         (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 6, 2000, Registry Magic Incorporated ("Registry Magic") and Bristol Retail Solutions, Inc. ("Bristol") entered into an Agreement and Plan of Merger, dated as of November 6, 2000 (the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to conditions thereof, Bristol will merge with and into a wholly-owned subsidiary of Registry Magic (the "Merger Subsidiary") to be formed solely for purposes of effecting such merger (the "Merger"). The Merger Subsidiary will be the surviving corporation in the Merger. In the Merger, all outstanding shares of common stock of Bristol shall be converted into the right to receive .65 of a share of Registry Common Stock, $.001 par value per share.

         The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of such agreements, a copy of which are filed hereto.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

         (1) Agreement and Plan of Merger dated November 6, 2000 by and among Bristol Retail Solutions, Inc., RMAG Acquisition Corp. and Registry Magic Incorporated.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     REGISTRY MAGIC INCORPORATED


                                                     By: /s/ Lawrence Cohen
                                                        -----------------------
                                                        Lawrence Cohen, Chairman

DATED:  November 21, 2000

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